September 12, 2003

PRIVATE AND CONFIDENTIAL

Newmont Mining Corporation
  of Canada Limited
Suite 1900, Box 2005
20 Eglinton Avenue West
Toronto, Ontario
M4R 1K8

Attention: Sharon E. Dowdall


Dear Sirs:

           SECONDARY SALE OF COMMON SHARES OF KINROSS GOLD CORPORATION

         Griffiths McBurney & Partners, RBC Dominion Securities Inc., National Bank Financial Inc. and Westwind Partners Inc. hereby offer, in relation to the common shares (the "Common Shares") of Kinross Gold Corporation ("Kinross") held by Newmont Mining Corporation of Canada Limited ("Newmont Canada"), to purchase from Newmont Canada an aggregate of 28,000,000 Common Shares (the "Sold Block of Shares") at a net purchase price to Newmont Canada of US$7.80 per Common Share on the terms and subject to the conditions set out herein and in the term sheet attached as Schedule A.

         The closing of the purchase and sale of the Sold Block of Shares (the "Closing") will take place at 8:00 a.m. (Eastern Daylight Time) on September
19, 2003, at the offices of our legal counsel, Fraser Milner Casgrain LLP, Suite 4200, 1 First Canadian Place, Toronto, Ontario (the "Place of Closing"). At the time of Closing, (i) you will deliver to us one or more certificates representing 28,000,000 Common Shares registered in the name of Griffiths McBurney & Partners, or as we may direct, and (ii) we will deliver to you, or such other entity specified by you, in exchange therefor, a wire transfer of immediately available funds in the aggregate amount of US$218,400,000.

         You represent, warrant and covenant to us that:

        1. Newmont Canada is the legal and beneficial owner of 42,457,441 Common Shares and, at the Closing, we will obtain good and marketable title to the Common Shares comprising the Sold Block of Shares;

        2. Newmont Canada is an indirect wholly-owned subsidiary of Newmont Mining Corporation ("Newmont");

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Newmont Mining Corporation of Canada Limited                              Page 2
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        3.       the sale by Newmont Canada of the Common Shares comprising the
                 Sold Block of Shares by Newmont Canada to us, on the terms and subject to the conditions set out herein and in the term sheet attached as Schedule A, would not constitute a "control person distribution", as defined in Ontario Securities Commission Rule 14-501, and, as such, the Common Shares are freely tradable in each of the provinces of Canada and such sale of the Common Shares comprising the Sold Block of Shares does not conflict with (i) any restriction, consent, approval, authorization or order of any court or governmental agency, commission, board, bureau, regulatory authority or administrative body, whether domestic or foreign, or (ii) any restriction imposed by law, rule, guideline, regulation, treaty or official directive (whether or not having the force of law) or in the interpretation or application thereof by any court or governmental agency, central bank or other authority or entity charged with the administration thereof, whether domestic or foreign (subject, in each case, to the limitations that we are aware of under the United States securities laws);

        4. you will deliver to us a signed copy of a representation letter of Newmont Canada in the form attached as Schedule B with respect to United States securities law matters (i) concurrently with the delivery of this agreement by Newmont Canada, and (ii) at the Closing;

        5. the Common Shares comprising the Sold Block of Shares will be sold to us free and clear of all liens and security interests, escrow requirements or other encumbrances and will not contain any legends;

        6. no person, other than us, has any existing right to purchase or otherwise acquire any of the Common Shares comprising the Sold Block of Shares;

        7. the sale to us of the Common Shares comprising the Sold Block of Shares will not result in the violation of any of the terms and provisions of any of the constating documents of Newmont Canada or any mortgage, notice, indenture, contract, agreement, instrument, lease or other document to which Newmont Canada is a party or is bound;

        8. Newmont Canada has the corporate capacity and authority to effect the transactions contemplated by this agreement; and

        9. Newmont Canada has no knowledge of any "material change" or "material fact" (as those terms are defined in the Securities Act (Ontario)) with respect to Kinross, which has not been generally disclosed.

         The foregoing representations and warranties shall be true and correct at the time of the Closing, except in relation to paragraphs 3 and 9, above, which shall be true and correct at the time of this agreement. The foregoing representations and warranties shall not survive the Closing and shall expire and be of no further force and effect following the Closing.

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Newmont Mining Corporation of Canada Limited                              Page 3
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         Each of Griffiths McBurney & Partners, RBC Dominion Securities Inc.,
National Bank Financial Inc. and Westwind Partners Inc. represents, warrants and covenants to you and to the other of them:

        1. in the case of Griffiths McBurney & Partners, RBC Dominion Securities Inc., National Bank Financial Inc. and Westwind Partners Inc., that they will deliver to Newmont Canada a signed copy of a representation letter by each of them substantially in the form attached as Schedule C with respect to United States securities law matters (i) concurrently with the delivery of this agreement by each of them, and (ii) at the Closing;

        2. in the case of Griffiths McBurney & Partners, RBC Dominion Securities Inc., National Bank Financial Inc. and Westwind Partners Inc., that they, through one or more United States affiliates of the syndicate, will obtain from each purchaser in the United States of any Common Shares comprising the Sold Block of Shares a representation letter in the form attached as Schedule D;

        3. in the case of Griffiths McBurney & Partners, RBC Dominion Securities Inc., National Bank Financial Inc. and Westwind Partners Inc., that they and the United States affiliates of the syndicate shall complete the purchase and sale of the Sold Block of Shares and shall effect all offers and sales of the Common Shares so acquired in compliance with all applicable laws, rules, guidelines, regulations, treaties and official directives (whether or not having the force of law); and

        4. in the case of Griffiths McBurney & Partners, RBC Dominion Securities Inc., National Bank Financial Inc. and Westwind Partners Inc., that they have no knowledge of any "material change" or "material fact" (as those terms are defined in the Securities Act (Ontario)) with respect to Kinross which has not been generally disclosed.

         The foregoing representations and warranties shall be true and correct at the time of the Closing, except in relation to paragraph 4, above, which shall be true and correct at the time of this agreement. The foregoing representations and warranties shall not survive the Closing and shall expire and be of no further force and effect following Closing.

         Other than as contemplated by this agreement, Newmont Canada agrees that, in relation to any Common Shares (the "Remaining Block of Shares") of Kinross legally and beneficially owned by Newmont Canada after the Closing, Newmont Canada:

        1. on or before December 31, 2003, will not sell or agree to sell (or announce any intention to do so) any or all of the Remaining Block of Shares, without our prior written agreement, such agreement not to be unreasonably withheld; and

        2. on or before March 31, 2004, in the event Newmont Canada intends to sell any or all of the Remaining Block of Shares, will give to us the right of first offer on such Remaining Block of Shares; provided that, if the sale of such Remaining Block of

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Newmont Mining Corporation of Canada Limited                              Page 4
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                 Shares by Newmont Canada occurs in more than one transaction, we shall have such right of first offer for each such transaction.

         Time shall be of the essence of our agreement and no term or provision of this agreement may be amended, changed, waived or terminated, except by an instrument in writing signed by each of us.

         This offer is open for acceptance by you until o p.m. (Eastern Daylight
Time) on September 12, 2003.


GRIFFITHS McBURNEY & PARTNERS                 RBC DOMINION SECURITIES INC.


By:     /s/ Mark Wellings                     By:   /s/ Gordon Bell
  ----------------------------------            ------------------------------
           Mark Wellings                               Gordon Bell

NATIONAL BANK FINANCIAL INC.                  WESTWIND PARTNERS INC.


By:    /s/ William Washington                 By:   /s/  David Beatty
  ----------------------------------            ------------------------------
          William Washington                            David Beatty





Accepted and agreed to at _______ p.m. (Eastern Daylight Time), this 12th day of September, 2003.


NEWMONT MINING CORPORATION
OF CANADA LIMITED


By:    /s/ Sharon E. Dowdall
  ----------------------------------
          Sharon E. Dowdall